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                                                                    Exhibit 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 5, 1998 (except Note 10 as to which the date is July 16, 1998) with respect to the financial statements of ComTel UK Finance B.V., and of our report dated June 5, 1998 (except Note 9 as to which the date is July 16, 1998) with respect to the combined financial statements of Telecential Communications (Canada) Limited and Telecential Communications (UK) Limited, included by reference in Amendment No. 2 to the Registration Statement on Form S-4 relating to the offer by NTL Incorporated to exchange its 11 1/2% Series B Senior Notes due 2008 and 12 3/8% Series B Senior Deferred Coupon Notes due 2008, which have been registered under the Securities Act 1933, as amended, for the related series of its issued and outstanding 11 1/2% Senior Notes Due 2008 and 12 3/8% Senior Deferred Coupon Notes Due 2008.

/s/ Deloitte & Touche


Deloitte & Touche
Chartered Accountants
Bracknell, England
April 12, 1999